EXHIBIT 99

Granite City Food & Brewery® Reports 0.7% Increase in Revenue in Third Quarter 2013

30th Granite City Location Opens in Lyndhurst, Ohio

MINNEAPOLIS November 11, 2013 — Granite City Food & Brewery Ltd. (OTCQB: GCFB), a casual dining restaurant group, today reported results for the third quarter ended October 1, 2013.

Highlights were as follows:

•                  Total restaurant sales increased 0.7% to $31.4 million for the third quarter of 2013 from $31.1 million in the third quarter of 2012

•                  Total restaurant sales increased 11.3% to $100.3 million for the first three quarters of 2013 from $90.1 million in the first three quarters of 2012

•                  Same store sales decreased 3.8% in the third quarter of 2013 over the third quarter of 2012

•                  Same store sales increased 0.4% in the first three quarters of 2013 over the first three quarters of 2012

•                  Company recorded approximately $6.1 million in Adjusted EBITDA in the first three quarters of 2013 compared to $5.4 million in the first three quarters of 2012

“This past quarter provided us with a number of challenges, both internally and externally,” commented Rob Doran, CEO.  “During the third quarter we saw an overall softening of same-store-sales for the casual dining industry.  This occurred shortly after we placed additional pressure on our field staff with a new menu roll-out.  In general, the menu roll-out caused food and labor costs to increase as the kitchen executed new menu items and our servers spent additional time explaining new items to our guests and ensuring guest satisfaction.  As a result, our sales and margins during the quarter fell below our internal expectations.  The good news is that we believe we are now building back our margins to levels prior to the new menu roll-out as the restaurants and our guests become comfortable with the changes to our updated menu.  However, a softer sales environment is expected to persist.  Finally, we are very pleased to announce the opening of an additional prototype restaurant in Lyndhurst, Ohio.  Although the sales figures are still very early, we are pleased with the opening and anticipate that this restaurant will be one of our stronger locations.”

Third Quarter 2013 Financial Results

Total revenue for third quarter 2013 increased by 0.7% to $31.4 million compared to $31.1 million for the third quarter of 2012.  This increase was the result of two additional locations in operation in the third quarter of 2013 compared to that of 2012.  Comparable restaurant revenue, which includes restaurants which we have operated for over 18 months, decreased 3.8%.  Total cost of sales before occupancy was $23.9 million in the third quarter of 2013 or 76.1% of revenue compared to prior year third quarter cost of sales before occupancy of $23.5 million or 75.3% of revenue.

General and administrative expenses were $2.5 million or 7.8% of revenue for the third quarter of 2013 compared to $2.3 million or 7.4% of revenue for the third quarter of 2012.  We believe that the benefit of restaurant, menu and food upgrades, and future restaurant unit growth will help to reduce general and administrative expenses as a percentage of revenue.

The net loss for the third quarter of 2013 was $1.7 million compared to a net loss of $0.9 million in the third quarter of 2012.  Net loss per share available to common shareholders was $(0.23) and $(0.14) for the third quarters of 2013 and 2012, respectively.  Net loss per share available to common shareholders in the third quarters of 2013 and 2012 included $(0.02) and $(0.03) attributable to a declared dividend on preferred stock, respectively.  Weighted average shares outstanding in the third quarters of 2013 and 2012 were 8.2 million and 8.0 million, respectively.

Year-to-Date 2013 Financial Results

Total revenue for first three quarters 2013 increased by 11.3% to $100.3 million compared to $90.1 million for the first three quarters of 2012.  This increase was the result of an additional fiscal week in the first quarter of 2013 and three additional locations in operation in the first three quarters of 2013 compared to that of 2012.  Comparable restaurant revenue, which includes restaurants which we have operated for over 18 months, increased 0.4%.  Total cost of sales before occupancy was $75.7 million in the first three quarters of 2013 or 75.5% of revenue compared to prior year first three quarters cost of sales before occupancy of $67.4 million or 74.8% of revenue.

General and administrative expenses were $7.6 million or 7.5% of revenue for the first three quarters of 2013 compared to $7.2 million or 8.0% of revenue for the first three quarters of 2012.  This decrease in general and administrative expense as a percent of revenue was primarily attributable to the larger sales base associated with the additional fiscal week in the first quarter of 2013 and the additional restaurants in operation during the first three quarters of 2013.

The net loss for the first three quarters of 2013 was $2.7 million compared to a net loss of $3.1 million in the first three quarters of 2012.  Net loss per share available to common shareholders was $(0.40) and $(0.64) for the first three quarters of 2013 and 2012, respectively.  Net loss per share available to common shareholders in the first three quarters of 2013 and 2012 included $(0.07) and $(0.10) attributable to declared dividends on preferred stock, respectively.  Weighted average shares outstanding in the first three quarters of 2013 and 2012 were 8.1 million and 5.9 million, respectively.

Outlook

Updated guidance for fiscal year 2013 is as follows:

•                  Net sales are anticipated to be between $125 million and $135 million.

•                  Adjusted EBITDA is expected to be between $7.5 million and $8.5 million. As the reconciliation tables below indicate, we derive EBITDA by adding back the following items to operating loss: net interest expense, disposal and exit activities and any related gain or (loss), depreciation and amortization, acquisition costs, pre-opening costs, termination costs, property write-off costs, non cash compensation and any provision for income taxes.  Since the company has many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

Third Quarter 2013 Conference Call

The company will host a conference call to discuss its third quarter financial results on Tuesday, November 12, 2013  at 10:00 a.m. Central Time.  The call may be accessed by calling 1-855-214-4066 and referencing code 21687602.  A replay of the call will be available for 30 days and may be accessed by calling 1-800-633-8625 and entering replay code 21687602.

About Granite City

Granite City Food & Brewery Ltd. develops and operates two casual dining concepts:  Granite City Food & Brewery and Cadillac Ranch All American Bar & Grill.  Granite City Food & Brewery is a polished casual American restaurant that features a great dining experience with affordable, high-quality menu items prepared from made-from-scratch recipes, served in generous portions.  There is a brewery onsite, serving hand-crafted and micro brews.  Granite City opened its first restaurant in 1999 and is expanding nationwide; there are currently 30 Granite City restaurants in 13 states.  Cadillac Ranch restaurants feature freshly prepared, authentic, All-American cuisine in a fun, dynamic environment.  Its patrons enjoy a warm, Rock N’ Roll inspired atmosphere, with plenty of room for friends, music and dancing.  The Cadillac Ranch menu is diverse with offerings ranging from homemade meatloaf to pasta dishes, all freshly prepared using quality ingredients.  The Company purchased its first Cadillac Ranch in November 2011 and has since purchased five additional Cadillac Ranch restaurants along with its intellectual property.  The Company currently operates six Cadillac Ranch restaurants in five states.  Additional information about Granite City Food & Brewery can be found at www.gcfb.com.

Forward-Looking Statements, Non-GAAP Financial Measurements and Adjusted Financial Measures

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in the Cautionary Statement filed as Exhibit 99 to our Quarterly Report on 10-Q filed with the Securities and Exchange Commission on May 17, 2013.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and adjusted EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, retail, labor and direct restaurant operating expenses.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating income (loss) with the add-back of depreciation and amortization, net loss (gain) on disposal of assets and exit or disposal costs. We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating income (loss) with the add-back of net interest expense, disposal and exit activities and any related gain or (loss), depreciation and amortization, acquisition costs, pre-opening costs, termination costs, property write-off costs, non cash compensation and any provision for income taxes, and further adjusts for the difference between the amount of fixed rent recorded on the statements of operations and the actual amount paid for rent expense.  We use adjusted EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA and adjusted EBITDA for the third quarter and first three quarters of 2013 and 2012 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that we have operated for more than 18 months, and our new restaurants which are those restaurants that we have operated for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended		40 Weeks Ended	39 Weeks Ended
	October 1, 2013	September 25, 2012	October 1, 2013	September 25, 2012

Restaurant revenue	$31,356,336	$31,135,288	$100,273,122	$90,072,910

Cost of sales:
Food, beverage and retail	8,687,793	8,412,835	27,461,261	24,328,465
Labor	10,206,511	10,293,142	32,630,017	29,740,985
Direct restaurant operating	4,957,869	4,749,016	15,593,877	13,340,009
Occupancy	2,756,331	2,573,685	8,218,112	7,351,885
Cost of sales and occupancy	26,608,504	26,028,678	83,903,267	74,761,344

General and administrative	2,451,488	2,315,538	7,555,994	7,207,083
Depreciation and amortization	2,042,082	1,920,425	5,994,887	5,493,719
Pre-opening	411,836	166,582	1,035,802	915,413
Acquisition costs	117,480	199,560	193,539	684,745
Loss on disposal of assets	162,494	144,950	462,900	368,263

Exit or disposal activities	14,315	15,986	46,390	49,261

Total costs and expenses	31,808,199	30,791,719	99,192,779	89,479,828
Operating income	(451,863)	343,569	1,080,343	593,082

Interest:
Income	—	—	—	32

Expense on capital leases	(933,615)	(948,818)	(2,839,483)	(2,821,590)
Other interest expense	(293,865)	(283,697)	(895,563)	(899,865)

Net interest expense	(1,227,480)	(1,232,515)	(3,735,046)	(3,721,423)

Net loss	$(1,679,343)	$(888,946)	$(2,654,703)	$(3,128,341)

Loss per common share, basic	$(0.23)	$(0.14)	$(0.40)	$(0.64)

Weighted average shares outstanding, basic	8,199,432	8,002,478	8,148,251	5,873,258

Selected Balance Sheet Information

	October 1, 2013	December 25, 2012

Cash	$978,328	$2,566,034
Current assets, including cash	$6,125,517	$5,905,523
Total assets	$73,466,025	$71,766,785
Current liabilities	$14,383,859	$14,811,246
Total liabilities	$74,774,465	$70,258,483
Shareholders’ (deficit) equity	$(1,308,440)	$1,508,302

Non-GAAP Reconciliations Q3 2013 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$27,184,833	100%	$4,171,503	100%	$31,356,336	100%

Cost of sales:
Food, beverage and retail	7,891,904	29.0%	795,889	19.1%	8,687,793	27.7%
Labor	9,153,945	33.7%	1,052,566	25.2%	10,206,511	32.6%
Direct restaurant operating expenses	4,460,550	16.4%	497,319	11.9%	4,957,869	15.8%
Restaurant-level IBO*	$5,678,434	20.9%	$1,825,729	43.8%	$7,504,163	23.9%

Occupancy					2,756,331	8.8%
General and administrative					2,451,488
Pre-opening					411,836
Acquisition costs					117,480

Company-wide EBITDA*					1,767,028	5.6%

Depreciation and amortization					2,042,082
Exit or disposal activities, other					176,809

Operating loss					(451,863)

Interest:
Income					—
Expense					(1,227,480)
Net interest expense					(1,227,480)

Net loss					$(1,679,343)

Non-GAAP Reconciliations Q3 2013 Adjusted EBITDA

Net loss	$(1,679,343)

Net interest expense	1,227,480
Exit or disposal activities, other	176,809
Depreciation and amortization	2,042,082
Acquisition costs	117,480
Pre-opening	411,836
Termination/contract negotiation/property write-off costs	356,754
Share-based compensation	57,905
Lease adjustment	(1,084,411)

Adjusted EBITDA*	$1,626,592

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$28,272,244	100%	$2,863,044	100%	$31,135,288	100%

Cost of sales:
Food, beverage and retail	8,044,063	28.5%	368,772	12.9%	8,412,835	27.0%
Labor	9,948,958	35.2%	344,184	12.0%	10,293,142	33.1%
Direct restaurant operating expenses	4,557,181	16.1%	191,835	6.7%	4,749,016	15.3%
Restaurant-level IBO*	$5,722,042	20.2%	$1,958,253	68.4%	$7,680,295	24.7%

Occupancy					2,573,685	8.3%

General and administrative					2,315,538
Pre-opening					166,582
Acquisition costs					199,560

Company-wide EBITDA*					2,424,930	7.8%

Depreciation and amortization					1,920,425
Exit or disposal activities, other					160,936

Operating loss					343,569

Interest:
Income					—
Expense					(1,232,515)
Net interest expense					(1,232,515)

Net loss					$(888,946)

 Non-GAAP Reconciliations Q3 2012 Adjusted EBITDA

Net loss	$(888,946)

Net interest expense	1,232,515
Exit or disposal activities, other	160,936
Depreciation and amortization	1,920,425
Acquisition costs	199,560
Pre-opening	166,582
Share-based compensation	77,071
Lease adjustment	(1,045,072)

Adjusted EBITDA*	$1,823,071

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD 2013 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$88,416,501	100%	$11,856,621	100%	$100,273,122	100%

Cost of sales:
Food, beverage and retail	25,411,451	28.7%	2,049,810	17.3%	27,461,261	27.4%
Labor	30,148,050	34.1%	2,481,967	20.9%	32,630,017	32.5%
Direct restaurant operating expenses	14,337,224	16.2%	1,256,653	10.6%	15,593,877	15.6%
Restaurant-level IBO*	$18,519,776	20.9%	$6,068,191	51.2%	$24,587,967	24.5%

Occupancy					8,218,112	8.2%
General and administrative					7,555,994
Pre-opening					1,035,802
Acquisition costs					193,539

Company-wide EBITDA*					7,584,520	7.6%

Depreciation and amortization					5,994,887
Exit or disposal activities, other					509,290

Operating loss					1,080,343

Interest:
Income					—
Expense					(3,735,046)
Net interest expense					(3,735,046)

Net loss					$(2,654,703)

Non-GAAP Reconciliations Q3 YTD 2013 Adjusted EBITDA

Net loss	$(2,654,703)

Net interest expense	3,735,046
Exit or disposal activities, other	509,290
Depreciation and amortization	5,994,887
Acquisition costs	193,539
Pre-opening	1,035,802
Termination/contract negotiation/property write-off costs	485,056
Share-based compensation	136,725
Lease adjustment	(3,313,105)

Adjusted EBITDA*	$6,122,537

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$85,857,268	100%	$4,215,642	100%	$90,072,910	100%

Cost of sales:
Food, beverage and retail	23,868,752	27.8%	459,713	10.9%	24,328,465	27.0%
Labor	29,295,424	34.1%	445,561	10.6%	29,740,985	33.0%
Direct restaurant operating expenses	13,091,382	15.2%	248,627	5.9%	13,340,009	14.8%
Restaurant-level IBO*	$19,601,710	22.8%	$3,061,741	72.6%	$22,663,451	25.2%

Occupancy					7,351,885	8.2%
General and administrative					7,207,083
Pre-opening					915,413
Acquisition costs					684,745

Company-wide EBITDA*					6,504,325	7.2%

Depreciation and amortization					5,493,719
Exit or disposal activities, other					417,524

Operating loss					593,082

Interest:
Income					32
Expense					(3,721,455)
Net interest expense					(3,721,423)

Net loss					$(3,128,341)

Non-GAAP Reconciliations Q3 YTD 2012 Adjusted EBITDA

Net loss	$(3,128,341)

Net interest expense	3,721,423
Exit or disposal activities, other	417,524
Depreciation and amortization	5,493,719
Acquisition costs	684,745
Pre-opening	915,413
Termination/contract negotiation/property write-off costs	85,210
Share-based compensation	223,747
Lease adjustment	(3,013,397)

Adjusted EBITDA*	$5,400,043

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.